State of Delaware

Secretary of State

Division of Corporations
Delivered 10:21 XV 05/12/2006

FILED 10121 Ahr05/12/2006 SW060450204 - 4163736 FILE

CERTIFICATE OF INCORPORATION
OF
WOODWARD ENERGY PARTNERS INC.

ARTICLE 1 - NAME

The name of this Corporation is WOODWARD ENERGY PARTNERS INC. ARTICLE 2 - REGISTERED OFFICE AND REGISTERED AGENT

The registered office in the State of Delaware is to be located at 9 East Lockerman Street, Suite 3A, in the City of Dover, County of Kent, Zip Code 19901. The registered agent in charge thereof is Spiegel & Utrera, P.A.

ARTICLE 3 - PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporations Law of Delaware.

ARTICLE 4 - CORPORATE CAPITALIZATION

The amount of the total stock of this corporation is authorized to issue is 3,000 shares with a par value of $1.00 per share. All holders of shares of common stock shall be identical with each other in every respect. -

ARTICLE 5 - INCORPORATOR

The name and mailing address of the incorporator is Elsie Sanchez, 9 East-Lockerman Street, Suite 3A, Dover, Delaware 19901.

ARTICLE 6 - DIRECTORS

The initial Directors of the Corporation shall be Peter Klamka, whose mailing address shall be 1300 East Lafayette, Suite 905, Detroit, Michigan 48207, which shall be the principal office of the Corporation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 11 May 2006.

Elsie Sanchez, Incorporator

JUN-21-E006 07:20A FROM:	TO:13027353812 P:2•2 State of re-lama-re Secretary of State Division of Corporations Delivered 08:17 AM 06/21/2006 FILED 08:17 AM 06/21/2006 SRV 060594822 - 4163736 FILE

CERTIFICATE OF AMENDMENT
TO
1 I'LL CERTIFICATE OF INCORPORATION
OF
WOODWARD ENERGY PARTNERS INC.

WOODWARD ENERGY PARTNERS INC., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Octavian. DOES HEREBY CERTIFY:

FIRST:

That the Certificate of incorporation of the Corporation is hereby amended by striking out the Fourth paragraph thereof and subsisting in lieu of said paragraph the following new paragraph:

4. The total number of shares of stock which the corporation is authorized to issue is TEN MILLION (10,000,000) shares of common Stock, par value $.01 per a share ( the "Common Stock"), and ONE MILLION (1,000,000) shares of preferred stock, par value $.001 per Share ( the " Preferred Stock" )

SECOND: That the forgoing amendment was duly adopted in accordance with the provision of 242 of the Genera Corporation Law of the State of Delaware.

IN WITNESS WI4EREOF. said WOODWARD ENERGY PARTNERS INC, has caused this Certificate to be signed by Peter Klarnka, the Chief Executive Officer and Secretary. this 20th day of June, 2006

WOODWARD ENERGY PARTNERS INC,

By:_s/s

Peter Klamka

Chief Exceutiv Officer &

Secretary

ARTICLE I - MEETINGS OF STOCKHOLDERS

1.

PLACE OF MEETINGS. All annual meetings of Stockholders and all other meetings of Stockholders shall be held at any place or places within or without the State of Delaware which may be designated either by the President of the Corporation or the Board of Directors, or by the written consent of all Stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

2.

ANNUAL MEETINGS. The annual meeting of the Stockholders shall be held within twelve months of the first Monday of the month in which the Corporation's initial Certificate of Incorporation was first filed with the Secretary of State. If such day falls on a legal holiday, then the annual meeting of the Stockholders shall be held on the next business day. The Stockholders shall elect the Board and transact such other business as may properly come before said meeting.

Written notice of each annual meeting signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be given to each Stockholder entitled to vote thereat either personally or by mail or other means of written communication, charges prepaid, addressed to such Stockholder at the address appearing on the books of the Corporation or given to the Corporation for the purpose of notice. If a Stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the Resident Agent of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said Resident Agent is located. All such notices shall be sent to each Stockholder entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meetings. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

3.

SPECIAL MEETING. Special meetings of the Stockholders, for any purpose or purposes whatsoever, may be called at any time by the President, Vice President or by a majority of the Board of Directors, or by one or more Stockholders holding a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Stockholders. Notices of any special meeting shall specify, in addition to the place or means of remote commnication, the day and hour of such meetings, the purpose or purposes for which the meeting is called.

4.

ADJOURNED MEETINGS AND NOTICE THEREOF. Any Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any Stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

5.

ENTRY OF NOTICE. Whenever any Stockholder entitled to vote has been absent from any meeting of Stockholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such Stockholders, as required by law and the Bylaws of the Corporation.

6.

VOTING. At all meetings of Stockholders, every stockholder entitled to vote shall have the right to vote, in person or by proxy, on each matter to come before the meeting, the number of shares standing in that person's own name on the stock records of the Corporation. There shall be no cumulative voting. Such vote may be by voice or by ballot upon demand made by a Stockholder at any election and before the voting begins.

7.

QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

8.

CONSENT OF ABSENTEES. The transactions of any meeting of Stockholders, either annual or special, however called and noticed, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporate records or made a part of the minutes of the meeting.

9.

PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or the duly authorized agent and filed with the Secretary of the Corporation. However, no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the Stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

10.

ACTION WITHOUT A MEETING.

10.1 Any action which may be taken by the vote of Stockholders at a meeting may be taken without a meeting if authorized by the written consent of Stockholders holding at least a majority of the voting power; provided:

10.1.1 That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required;

10.1.2 That this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in Title 8 of the Delaware Code; and

10.1.3 In no instance where action is authorized by written consent need a meeting of Stockholders be called or noticed.

11.

TELEPHONIC MEETINGS. At any meeting held pursuant to these Bylaws, Stockholdersmay participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting.

ARTICLE II - DIRECTORS

1.

POWERS. Subject to the limitations of the Certificate of Incorporation, of the Bylaws, and

the provisions of Title 8 of the Delaware Code as to action to be authorized or approved by the Stockholders, and subject to the duties of Directors as prescribed by the Bylaws, the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First. To select and remove all Officers, Agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

Second. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, with the Certificate of Incorporation or the Bylaws, as they may deem best.

Third. To fix and locate from time to time one or more offices of the Corporation within or without the State of Delaware; to designate any place within or without the State of Delaware for the holdings of any Stockholders' meeting or meetings; and to adopt, make and use a Corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth. To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefore, in the Corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefore.

Sixth. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation. The executive committee shall be composed of one or more Directors.

2.

NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors of the Corporation shall be one (1) or more. The number of Directors may be increased or decreased by a duly adopted resolution of the Board of Directors.

3.

ELECTION AND TERM OF OFFICE. At least one-third of the Directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the Directors are not selected at such meeting, the Directors may be elected at any special meeting of Stockholders. All Directors shall hold office until their respective successors are elected.

4.

VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Directors so elected shall hold office until their successors are elected at an annual or a special meeting of the Stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the Stockholders, at any annual or special meeting of Stockholders at which any Director or Directors are elected, fail to elect the full authorized number of Directors to be voted for at that meeting, or if the original Incorporators shall fail to designate the total authorized number of Directors for the initial Board of Directors.

The Stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at future time, the Board or the Stockholders shall have power to elect a successor to take office when the resignation is to become effective.

5.

PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Special meetings of the Board may be held at a place so designated.

6.

ANNUAL MEETING. Immediately following each annual meeting of Stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of Officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

7.

SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or, if absent or unable or refuses to act, by any Vice President or by any two (2) Directors.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, facsimile machine (if the recipient has a facsimile machine properly connected to a telephone line), a commercially reasonable overnight express service, or other form of written communication, charges prepaid, addressed to the address shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail at least three days before the meeting. If the notice is sent by an overnight express service, it must be sent at least one day before the meeting. If the notice is personally delivered or sent by facsimile machine, it shall be so delivered at least twenty-four (24) hours before the meeting. Such mailing or delivery as above provided shall be due, legal and personal notice to such Director. Notice of a meeting need not be given to any Director who submits a Waiver of Notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to said Director.

8.

NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place were fixed at the meeting adjourned.

9.

ENTRY OF NOTICE. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the Bylaws of the Corporation.

10.

WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporate records or made a part of the minutes of the meeting.

11.

ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

12.

QUORUM. A majority of the total number of Directors shall be necessary to constitute a quorum for the transactions of business, except to adjourn as hereinafter provided. Every act or decision made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.

13.

ADJOURNMENT. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. However, in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until time fixed for the next regular meeting of the Board.

14.

FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, Agent, employee or otherwise, and receiving the compensation therefrom.

15.

REMOVAL. Any Director may be removed from office without cause by the vote of Stockholders holding a majority of the issued and outstanding stock at a meeting duly called for that purpose at any time.

16.

TELEPHONIC MEETINGS. At any meeting held pursuant to these Bylaws, Directors may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participating in such a meeting constitutes presence in person at the meeting.

ARTICLE III - OFFICERS

1.

OFFICERS. The Officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board need not be Directors. One person may hold two or more offices.

2.

ELECTION. The Officers of this Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors and each shall hold office until resigning or being removed or otherwise disqualified to serve until a successor shall be elected and qualified.

3.

SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

4.

REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board.

Any Officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.

VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

6.

CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws.

7.

PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation. The President shall preside at all meetings of the Stockholders, and in the absence of the Chairman of the Board, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the Office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Bylaws.

8.

VICE PRESIDENTS. In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them respectively by the

Board of Directors or the Bylaws.

9.

SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the registered office of all meetings of Directors and Stockholders, setting forth the time and place of each meeting, whether the meeting is regular or special, and if special, how authorized, the manner by which notice was given, the names of those present, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the registered office in this state (as described in NRS 78.105), a stock ledger or duplicate stock ledger showing the names of the Stockholders and the number of shares held by each. The Secretary shall also keep at said registered office certified copies of the Certificate of Incorporation and the Bylaws, both with all amendments.

The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

10.

TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all times be open to inspection by any Director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions of such an office and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV - STOCK

1.

CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each Shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide. However, any such certificate so issued before full payment shall state the amount remaining unpaid and the terms of payment thereof.

2.

SIGNATURES OF STOCK. Even though an Officer or a person whose signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be an Officer of the Corporation or to be a person authorized to sign such certificate, the certificate shall be valid and shall be countersigned by the signature of a transfer agent or transfer clerk.

3.

TRANSFER ON THE BOOKS. Upon surrender to the Secretary of the Corporation or transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation must issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

4.

LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct, or may authorize the Secretary of the Corporation to direct, a new certificate or certificates to be issued in place of any stock certificate or certificates alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate is lost, stolen or destroyed. When authorizing an issue of a new certificate or certificates, the Board of Directors or Secretary may in discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate,

5.

TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

6.

RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time in the future, which shall not be more than sixty (60) nor less that ten(10) days before the date of any meeting of stockholders, and which shall not be more than sixty (60) nor fess than ten (10) days before the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Stockholders entitled to notice of and vote at any such meeting, or entitled to receive any such dividend distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. Only Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of any such period.

7.

RECORD OWNERSHIP. The Corporation is entitled to recognize the exclusive right of a person registered on the books of the Corporation as the owner of shares of the Corporation's stock, to receive dividends, and to vote as the owner. The Corporation is not bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as otherwise provided by law.

8.

PROHIBITIONS.

8.1

If the Corporation is not a reporting company, no shares or debt obligations issued by the Corporation shall be offered for sale to the public, except under the limited circumstances provided for pursuant to the Securities Act (British Columbia) and its regulations and rules.

9

8.2

If the Corporation is not a reporting company, no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any proposed transfer.

ARTICLE V - ASSESSMENT OF SHARES

The stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to any assessment to pay the debts of the Corporation, not for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Bylaws shall not be amended in this particular.

ARTICLE VI - PREEMPTIVE RIGHTS

The Stockholders of the Corporation shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors, in its discretion may determine from time to time.

ARTICLE VII - PERPETUAL EXISTENCE This Corporation shall have perpetual existence.

ARTICLE VIII - MISCELLANEOUS

1.

INSPECTION OF CORPORATE RECORDS. Stockholders shall have the right to inspect such Corporate records at such times and based upon such limitations of such rights as may be set forth in Title 8, Section 220 of the Delaware Code(1953) from time to time.

2.

CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

3.

ANNUAL REPORT. The Board of Directors of the Corporation may cause an annual report to be made available to the Stockholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

4.

CONTRACTS AND THEIR EXECUTION. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, Agent or Agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, Agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

5.

REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said Officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such

Officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said Officers.

6.

INSPECTION OF BYLAWS. The Corporation shall keep in its registered office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Stockholders at all reasonable times during office hours.

ARTICLE IX - AMENDMENTS

1.

POWER OF STOCKHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of Stockholders entitled to exercise a majority of the voting power of the Corporation or by the written assent of such Stockholders.

2.

POWER OF DIRECTORS. Subject to the right of Stockholders as provided in Section 1 of this Article VIII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

ARTICLE X - CORPORATE SEAL

The seal of the Corporation shall bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE" or "OFFICIAL CORPORATE SEAL, DELAWARE". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any Corporate obligation for the payment of money may be a facsimile or, in the alternative, engraved or printed.

ARTICLE XI - INDEMNIFICATION

1.

This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that the person is or was a Director, Officer, Agent or employee of this Corporation, or is or was serving at the request of this Corporation as director, officer, agent or employee of another corporation, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by said person in connection with the action, suit or proceeding if the same acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of this Corporation, and that, with respect to any criminal action or proceeding, said person had reasonable cause to believe that such conduct was unlawful.

2.

This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that said person is or was a Director, Officer, Agent or employee of this Corporation, or is or was serving at the request of this Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of this Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a Director, Officer, Agent or employee of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, said person must be indemnified by this Corporation against expenses, including attorneys' fees, actually and reasonably incurred by the same in connection with the defense.

4.

Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5 below, must be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, Agent or employee is proper in the circumstances. The determination must be made:

4.1

By the Stockholders;

4.2

By the Board of Directors by majority vote of a quorum consisting of

Directors who were not parties to the act, suit or proceeding;

4.3

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.

The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that said person is not entitled to be indemnified by this Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which Corporate personnel other than Directors or Officers may be entitled under any contract or otherwise by law.

6.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article:

6.1

Does not eliminate or limit the liability of a director:

6.1(a) for any breach of the directors duty of loyalty to the corporation or its stockholders;

6.1(b) for acts or omissions not in good faith in which involve intentional misconduct or a knowing violation of law;

6.1(c) under Title 8, section 174 of the Delaware Code;

6.1(d) for any transaction from which the director derived an improper personal benefit; or

6.1(e) for any act or omission occurring prior to the date when these by-laws become effective.

6.2

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, for either an action in official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to section 2 above or for the advancement of expenses made pursuant to section 5 above, may not be made to or on behalf of any Director or Officer if a final adjudication establishes that acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

6.3

Continues for a person who has ceased to be a Director, Officer, Agent or employee and inures to the benefit of the heirs, executors and administrators of such a person.